Exhibit 5.1

November 29, 2023

Hut 8 Corp.

1101 Brickell Avenue

Suite 1500

Miami, Florida 33133

Re:	Registration Statement on Form S-8 for the Hut 8 Corp. Rollover Option Plan.

Ladies and Gentlemen,

On or about the date hereof, Hut 8 Corp., a Delaware corporation (the “Company”), transmitted for filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering and sale by the Company of up to an aggregate of 4,490,400 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), under the Hut 8 Corp. Rollover Option Plan (the “Plan”). We have acted as special U.S. counsel to the Company in connection with the preparation and filing of the Registration Statement.

In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of: (i) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to the date hereof; (ii) the Plan; (iii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Shares and related matters and other records of corporate proceedings of the Company related to the Plan; (iv) the Registration Statement and exhibits thereto; and (v) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photocopies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

We have also assumed that, at the time of the issuance of the Shares: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective; (ii) no stop order of the Commission preventing or suspending the use of the prospectus described in the Registration Statement will have been issued; (iii) the prospectus described in the Registration Statement and any required prospectus supplement will have been delivered to the recipient of the Shares as required in accordance with applicable law; (iv) the resolutions of the Board of Directors of the Company referred to above will not have been modified or rescinded; (v) the Company will receive any required consideration for the issuance of shares of Common Stock required by the Plan and that is at least equal to the par value of the Common Stock; (vi) all requirements of the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation, as amended to date, and the Amended and Restated By-Laws will be complied with when the Shares are issued; (vii) the Company reserves for issuance under the Plan an adequate number of authorized and unissued shares of Common Stock; and (viii) neither the issuance nor sale of the Shares will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

Based upon the foregoing, we are of the opinion that the shares of Common Stock have been duly authorized and, subject to the requisite corporate approvals will be, when issued and paid for in accordance with the Plan will be validly issued, fully paid and nonassessable.

This opinion is rendered solely in connection with the transactions covered hereby, is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

The opinions expressed herein are specifically limited to the laws of the State of Delaware and the federal laws of the United States of America and are as of the date hereof. We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely,

GREENBERG TRAURIG, LLP

/s/ Greenberg Traurig LLP